Exhibit (10j.(6))

                             SERVICE AGREEMENT
                             RATE SCHEDULE FS



BETWEEN:

          NOVA Gas Transmission Ltd., a body corporate having an office in the City of Calgary, in the Province of Alberta (hereinafter referred to as "Company")

                                   -and-

          Northwest Natural Gas Company, a body corporate having an office in the City of Portland, in the State of Oregon (hereinafter referred to as "Customer")

IN CONSIDERATION of the premises and the covenants and agreements herein contained, the parties hereto covenant and agree as follows:

1.   Customer acknowledges receipt of a current copy of Company's
     Gas Transportation Tariff (the "Tariff").

2. The terms used herein shall have the same meanings as are ascribed to corresponding terms in the General Terms and Conditions contained in the Tariff, unless otherwise defined herein.

3. Customer hereby requests, and Company agrees to provide, Service pursuant to Rate Schedule FS in accordance with the attached Schedules of Service, such Service to commence on the Billing Commencement Date and to terminate, subject to the provisions hereof, on the Service Termination Date. Company shall include on Customer's Index of Service for Rate Schedule FS the Service to be provided hereunder and Customer agrees to acknowledge such Index of Service from time to time at Company's request.

4. Customer agrees to pay to Company each Billing Month, for all Service rendered under this Service Agreement, an amount equal to the aggregate charge for Service described in paragraph 4.5 of Rate Schedule FS.

5.   Customer shall:

     (a) provide such assurances and information as Company may reasonably require respecting any Service to be provided pursuant to this Rate Schedule FS including, without limiting the generality of the foregoing, an assurance that necessary arrangements have been made among Customer, producers of gas for Customer, purchasers of gas from Customer and any other Person relating to such Service, including all gas purchase, gas sale, operating, processing and common stream arrangements; and

     (b) at Company's request provide Company with an assurance that Customer has provided the Person operating facilities upstream of any Receipt Point in respect of which Customer has the right to receive Service with all authorizations necessary to enable such Person to provide Company with all data and information reasonably requested by Company for the purpose of allocating volumes of gas delivered to Company among Company's Customers and to bind Customer in respect of all such data and information provided.

     If Customer fails to provide such assurances and information forthwith following request by Company, from time to time, Company may at its option, to be exercised by notice to Customer, suspend the Service to which such assurances and information relate until such time as Customer provides the assurances and information requested, provided however that any such suspension of Service shall not relieve Customer from any obligation to pay any rate, toll, charge or other amount payable to Company.

6. Customer acknowledges that the Facilities have been designed to provide for the transportation of the aggregate gas supply that is forecast to be received at Receipt Points on the NOVA system, as described each year in NOVA's Annual Plan, and that interruption and curtailment of Service may occur if the aggregate gas supply actually received at such Receipt Points is greater than forecast.

7. Every notice, request, demand, statement or bill provided for in Rate Schedule FS, this Service Agreement and the General Terms and Conditions, or any notice which either Company or Customer may desire to give to the other, shall be in writing and each of them and every payment provided for shall be directed to the Person to whom given, made or delivered at such Person's address as follows:

     Customer:
          Northwest Natural Gas Company
          220 N.W. Second Avenue
          Portland, Oregon
          U.S.A.
          97209

          Attention:     Mr. Randolph S. Friedman, Manager Gas
                         Supply

          or
          Attention:     (as above)

          Fax: (503) 721-2475


     Company:
          NOVA Gas Transmission Ltd.
          P.O. Box 2535, Station "M"
          801 Seventh Avenue S.W.
          Calgary, Alberta
          T2P 2N6

          Attention:     Vice President for Customer

          Fax: (403) 290-6370

     Any notice may be given by personal delivery or by mailing the same, postage pre-paid, in an envelope properly addressed to the Person to whom the notice is to be given and shall be deemed to be given four (4) business days after the mailing thereof, Saturdays, Sundays and statutory holiday excepted. Any notice may also be given by pre-paid telegram, fax, or other telecommunication addressed to the Person to whom such notice is to be given at such Person's address for notice as set forth above, and any notice so given shall be deemed to have been given twenty-four (24) hours after transmission of same, Saturdays, Sundays and statutory holidays excepted. Any notice may also be given by telephone followed immediately by letter, fax, telegram or other telecommunication and any notice so given shall be deemed to have been given as of the date and time of the telephone notice. In the event of disruption of regular mail every payment shall be personally delivered and every notice, request, demand, statement or bill shall be given by one of the alternative means set out herein.

8. The terms and conditions of Rate Schedule FS and the General Terms and Conditions are by this reference incorporated into and made a part of this Service Agreement. Notwithstanding anything contained herein, the terms and conditions hereof shall be subject to the terms and conditions contained in Rate Schedule FS and the provisions of the General Terms and Conditions.

IN WITNESS WHEREOF the parties hereto have executed this Service
Agreement by their proper signing officers duly authorized in that behalf all as of the 20th day of January, 1995.

Northwest Natural Gas Company      NOVA Gas Transmission Ltd.



Per:                               Per:
     Dwayne L. Foley, Sr. VP

Per:

                            SCHEDULE OF SERVICE
                             RATE SCHEDULE FS


                                   TRANSPORTATION SERVICES
                                   ORIGINATED 3/11/94

SCHEDULE NO: 93-21379-0

CUSTOMER:
          Northwest Natural Gas Company
          220 N.W. Second Avenue
          Portland, Oregon
          U.S.A.  97209

PLANT LOCATION: n/a
PLANT CAPACITY: n/a 103m3/d

COMMON STREAM OPERATOR: n/a

RECEIPT STATION NAME: n/a
RECEIPT STATION NO: n/a
RECEIPT STATION LOCATION: n/a

MAXIMUM DAILY RECEIPT VOLUME: n/a 103m3/d
MAXIMUM RECEIPT PRESSURE: n/a kPa

DELIVERY STATION NAME: Alberta B.C. border
DELIVERY STATION NO: 2001
DELIVERY STATION LOCATION: NW 11-008-05 W5M
MAXIMUM DAILY DELIVERY VOLUME: 1611.8 103m3/d
MAXIMUM DELIVERY PRESSURE: n/a kPa

SURCHARGE: n/a

SERVICE TERMINATION DATE: This Schedule of Service shall terminate and be of no further force or effect on the day that is fifteen years from the Billing Commencement Date for the Service described herein.

ADDITIONAL CONDITIONS: The terms and conditions in Appendix "A" attached hereto are incorporated into and made part of this Schedule of Service.

THIS SCHEDULE FORMS PART OF THE SERVICE AGREEMENT DATED November
1, 1993 AND SHALL BE DEEMED TO BE ATTACHED THERETO.



Northwest Natural Gas Company      NOVA Corporation of Alberta



Per:                               Per:
     Dwayne L. Foley, Sr. VP

Per: Legal Dept. approved to       Per:
     form as of March 18, 1994
     by SKA

                               APPENDIX "A"

               ADDITIONAL CONDITIONS TO SCHEDULES OF SERVICE



1. This Schedule becomes a binding obligation on Company only upon and not prior to Company delivering notice to Customer of the Billing Commencement Date for the Service described herein.

2. Notwithstanding anything contained in any other agreement between Customer and Company, Customer acknowledges and agrees that this Schedule of Service becomes a binding obligation on Company only upon and not prior to Company delivering notice to Customer of the Billing Commencement Date for the Service described herein. In addition, Company has the right to cancel this Schedule upon final regulatory approval of all NOVA and related downstream facilities applications.

ex-10.6